UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
 ______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2019
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Delaware	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 400, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001	LFVN	The Nasdaq Stock Market LLC
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2019, the Board of Directors (the “Board”) of LifeVantage Corporation (the “Company”), based on the recommendation of the Board’s Nominating and Corporate Governance Committee, authorized and approved (i) an increase in the number of members of the Board from six to seven members, (ii) the appointment of Erin Brockovich as a member of the Board and (iii) the appointment of Ms. Brockovich to the Strategic Planning Committee, effective immediately. Ms. Brockovich’s term will expire at the fiscal 2020 annual meeting of stockholders. The Company issued a press release announcing the appointment of Ms. Brockovich.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

The Company’s non-employee director compensation program for fiscal 2019 provides for a monthly cash retainer of $5,000 for service on the Board.  Additionally, the Company’s non-employee director compensation program provides new non-employee directors an initial restricted stock award for a number of shares equal to $75,000 divided by the average closing price of the Company’s common stock for each of the ten trading days ending the day before the date such new non-employee director is first appointed to the Board. The number of shares issued under the restricted stock award to Ms. Brockovich has been pro-rated for the number of months until the expected date of the Company’s fiscal 2020 annual meeting of stockholders. This initial restricted stock award will vest in full on the one year anniversary of Ms. Brockovich’s appointment to the Board, subject to her continued service through such date.

The Company also entered into an Indemnification Agreement with Ms. Brockovich. The Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to Ms. Brockovich to the fullest extent permitted by law for claims relating to her service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the SEC on March 13, 2018 as Exhibit 99.1 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Ms. Brockovich and any of the Company’s directors or executive officers and Ms. Brockovich does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Ms. Brockovich was named a director.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on May 6, 2019, announcing the appointment of Erin Brockovich to the Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 8, 2019	By:	LIFEVANTAGE CORPORATION /s/ Steven R. Fife
		Name:	Steven R. Fife
		Title:	Chief Financial Officer